Exhibit 10.4a

CALERES, INC.

INCENTIVE AND STOCK COMPENSATION PLAN OF 2017

PERFORMANCE AWARD AGREEMENT

THIS AWARD AGREEMENT, effective August 2, 2020, represents the grant of Performance Shares (“Shares”) (collectively, the "Award") by Caleres, Inc. ("Company") to the Participant named below, who has been selected by the Compensation Committee of the Company's Board of Directors (the "Committee") to receive the Award with respect to the Performance Periods set forth below under the Company’s Incentive and Stock Compensation Plan of 2017 (the "Plan").  Subject to the key terms set forth below and the attached General Terms and Conditions (dated as of August 23, 2017), all of which constitute part of this Agreement, this Award provides:

Participant:

Performance Award, being comprised of the following:

Number of Performance Shares:

Form of Payment: Shares of Company stock

Performance Cycle: The Company’s Fiscal Years 2020 through 2022

Performance Periods:  Four distinct performance periods:  Q3 and Q4 fiscal 2020, fiscal 2021, fiscal 2022 and the three-year period of fiscal 2020 - 2022 with one-fourth of the target award allocated to each of fiscal 2020, fiscal 2021, fiscal 2022 and the three-year period of fiscal 2020 – 2022.

Performance: As approved by the Committee

Minimum Performance Level: As approved by the Committee

Maximum Award Value: 200% of Target Award for each Performance Period

Performance Measure(s): Cumulative Adjusted EPS, EBITDA as a percent of Net

Assets, and Strategic Initiatives

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the last date written below.

CALERES, INC.

By:
_____________________

Becky Helvey
Director, Total Rewards

Date: September 8, 2020

Accepted:
Participant Signature

Date:

Caleres, Inc.

PERFORMANCE AWARD 2020 to 2022

General Terms and Conditions (as of August 23, 2017)

The parties hereto agree as follows:

1.         Performance Period(s). The Performance Period(s) shall be as specified on the executed cover page of this Award.

2.         Performance Measure(s). The Performance Measure(s) shall be as specified on the executed coverage page of this Award.

3.         Value of Award. The Award shall represent and have a Maximum Award Value as specified on the executed cover page of this Award.

4.         Earning the Award; Certification of Performance and Percent Earned.  The portion of the Award allocated to a Performance Period shall be “earned” following the end of such Performance Period, as of the date the Committee shall determine and certify: (a) whether the Minimum Performance Level (as set forth on Attachment A) has been satisfied; (b) and if so, the percent of the Award that has been earned in accordance with the Performance Payoff Profile (as set forth on Attachment A) (the “Percent Earned”), but in no event  more than the Maximum Award Value; and provided that the determinations pursuant to (a) and (b) shall be subject to the Committee’s right to exercise its discretion to reduce the Company’s level of performance based on the quality of earnings pursuant to Section 9 of the Plan.  All calculations as to the Performance Measures shall be adjusted (1) pursuant to Section 14.2 of the Plan and (2) to exclude all items of gain, loss or expense for the Performance Period determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with applicable accounting standards established pursuant to generally accepted accounting principles.

5.         Amount Payable and Payment of the Award.

(a)        Unless this Award is sooner terminated in accordance with Section 5, an earned Award (as provided in Section 3) shall be payable within sixty (60) days following completion of the Performance Cycle.  Subject to Section 5(b) and in accordance with Section 5(c), this Award shall not be payable and shall be forfeited if Participant terminates employment with the Company prior to the date that the Award payment is made to the Participant.

(b)        The amount payable to the Participant shall be determined by multiplying the Percent Earned by the Target Award specified on Attachment A, subject to the Committee’s right to exercise discretion as provided in Section 3.

(c)        Unless otherwise specified on the executed cover page of this Award, payment of the earned Performance Shares shall be made in shares of the Company’s Common Stock (“Shares”).

6.         Termination Provisions.

(a)  If, pursuant to Section 3, the Committee certifies that the Minimum Performance Level has not been achieved, this Award shall immediately terminate and no longer be of any effect.

(b)  If Participant’s employment is terminated during the Performance Period by reason of death, Disability, retirement (as determined and approved by the Committee) or early retirement (as determined and approved by the Committee), the Committee, in its sole discretion, shall determine whether the Participant (or Participant’s beneficiary in the event of death) shall be eligible to receive any payment under this Award.  If payment of this Award is approved by the Committee, such payment shall be pro-rated based on the number of full months of continued active employment by Participant during the Performance Cycle as a percent of the total number of months in the Performance Cycle; the amount payable shall be based on the Percent Earned; and payment shall be made pursuant to Section 4 at the same time as payment of other awards for the same Performance Cycle are made to other eligible participants who did not terminate employment during the Performance Cycle.  Notwithstanding the foregoing, in the event of Participant’s termination due to death or Disability, if approved by the Committee, such pro-rated payment may be made prior to expiration of the Performance Cycle, with calculation of and timing of the payment amount to be determined by the Committee.

(c)  Except as provided in subsection 5(b), a Participant shall be eligible for payment of the earned Award, as specified in Section 3, only if the Participant remains continuously employed by the Company from the date of this Agreement, through the end of the Performance Cycle and continuing thereafter until the date the Awards is actually paid.

7.         Dividends.  The Participant shall have no right to any dividends that may be paid with respect to Shares until any such shares are vested.

8.         Change in Control.  If a Participant is employed by the Company on the date of a Change in Control, subject to Article 13 of the Plan, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange, the Award shall be deemed to have been fully earned for the entire Performance Cycle and fully vested as of the effective date of the Change in Control; and based upon an assumed achievement of all relevant targeted performance goals, the Award shall be payable in the amounts or at the level provided by the above-referenced provisions of the Plan within thirty (30) days following the effective date of the Change in Control.

9.         Recapitalization.  Subject to Section 4.2 of the Plan, in the event that there is any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class and/or price of the  Shares subject to this Award, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Performance Shares subject to this Award shall always be a whole number.

10.       Tax Withholding.  The Committee shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Award.  In satisfaction of such requirements, subject to the approval of the Committee, the Participant may elect, within an election period specified by the Company, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from the payment of the Award: (a) Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction (“Withholding Amount”), or at such other rate as will not result in adverse accounting treatment, as determined by the Board in its sole discretion,  from that portion of the Award that is payable in Shares, if any; and/or (b) cash equal to the Withholding Amount from that portion of the Award that is payable in cash, if any; or (c) a combination of (a) and (b).  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

11.       Clawback.  Any payouts will be subject to recovery if it is determined that the Participant personally and knowingly engaged in practices that materially contributed to the circumstances that led to the restatement of the Company’s financial statements.

12.       Nontransferability.  This Agreement, as well as the rights granted thereunder, may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

13.       Administration.

(a)  This Award and the rights of the Participant hereunder are subject to all terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)  If there is any inconsistency between the terms of this Award and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms shall have the meanings ascribed to them in the Plan unless specifically set forth otherwise herein.

14.       Miscellaneous

(a)        This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate his or her employment at any time.

(b)        The Committee and/or the Company’s Board of Directors may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement without the Participant’s written consent.

(c)        This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d)        To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the substantive laws of the State of Missouri without regard to conflicts of laws principles, which might otherwise apply.  Any litigation arising out of, in connection with, or concerning any aspect of the Plan or this Agreement shall be conducted exclusively in the State or Federal courts in Missouri.